EXHIBIT 99

EMC Insurance Group Inc. Reports 2013
Third Quarter and Nine Month Results and
Increases 2013 Operating Income Guidance

Third Quarter Ended September 30, 2013
Operating Income Per Share - $0.50
Net Income Per Share - $0.55
Net Realized Investment Gains Per Share - $0.05
Catastrophe and Storm Losses Per Share - $0.75
Large Losses Per Share - $0.29
GAAP Combined Ratio - 100.8 percent

Nine Months Ended September 30, 2013
Operating Income Per Share - $1.93
Net Income Per Share - $2.12
Net Realized Investment Gains Per Share - $0.19
Catastrophe and Storm Losses Per Share - $2.08
Large Losses Per Share - $0.76
GAAP Combined Ratio - 99.0 percent

2013 Operating Income Guidance - $2.60 to $2.85 per share

DES MOINES, Iowa (November 7, 2013) - EMC Insurance Group Inc. (Nasdaq OMX/GS:EMCI) today reported operating income of $6,545,000 ($0.50 per share) for the third quarter ended September 30, 2013, compared to $8,436,000 ($0.65 per share) for the third quarter of 20121. For the nine months ended September 30, 2013, the Company reported operating income of $25,182,000 ($1.93 per share), compared to $20,026,000 ($1.55 per share) for the same period in 2012.

Net income, including realized investment gains and losses, totaled $7,200,000 ($0.55 per share) for the third quarter of 2013, compared to $8,321,000 ($0.65 per share) for the third quarter of 2012. For the nine months ended September 30, 2013, net income totaled $27,684,000 ($2.12 per share), compared to $24,969,000 ($1.94 per share) for the same period in 2012.

“Operating results for the first nine months of the year are strong, and our updated operating income projection for the year exceeds our expectations at the beginning of the year. As a result, we are increasing our 2013 operating income guidance at this time,” stated President and Chief Executive Officer Bruce G. Kelley.

Kelley went on to say, “While the reinsurance segment continued to perform at a high level and we were able to continue implementing high-single-digit rate level increases in the property and casualty insurance segment, operating results for the quarter were negatively impacted by a reduction in the amount of favorable development experienced on prior years’ reserves and an increase in catastrophe and storm losses.”

Premiums earned increased 8.9 percent to $132,363,000 for the third quarter of 2013, from $121,545,000 for the third quarter of 2012. In the property and casualty insurance segment, premiums earned increased 9.9 percent, with the majority of the increase attributable to rate level increases on renewal business and growth in insured exposures on existing accounts. In the reinsurance segment, premiums earned increased 5.9 percent as a result of growth in the offshore energy and liability proportional account, moderate rate level increases and the addition of some new business; however, it is important to note that the percentage increase is affected by a large increase in premiums earned that occurred in the third quarter of 2012 due to an acceleration in the revenue stream of the offshore energy and liability proportional account. For the first nine months of 2013, premiums earned increased 11.3 percent (10.1 percent in the property and casualty insurance segment and 15.2 percent in the reinsurance segment).

The Company’s GAAP combined ratio was 100.8 percent in the third quarter of 2013, compared to 99.3 percent in the third quarter of 2012. For the first nine months of 2013, the Company’s GAAP combined ratio was 99.0 percent, compared to 101.8 percent in 2012.

Catastrophe and storm losses totaled $15,066,000 ($0.75 per share after tax) in the third quarter of 2013, compared to $10,824,000 ($0.55 per share after tax) in the third quarter of 2012. Third quarter 2013 catastrophe and storm losses accounted for 11.4 percentage points of the combined ratio, which is below the Company’s most recent 10-year average of 14.7 percentage points, but higher than the 8.9 percentage points experienced in the third quarter of 2012. For the first nine months of 2013, catastrophe and storm losses totaled $41,812,000 ($2.08 per share after tax), compared to $45,374,000 ($2.29 per share after tax) in 2012. On a segment basis, catastrophe and storm losses amounted to $11,246,000 ($0.56 per share after tax) and $34,601,000 ($1.72 per share after tax) in the property and casualty insurance segment, and $3,819,000 ($0.19 per share after tax) and $7,211,000 ($0.36 per share after tax) in the reinsurance segment, for the third quarter and first nine months of 2013, respectively.

The Company experienced $1,309,000 ($0.07 per share after tax) of favorable development on prior years’ reserves during the third quarter of 2013, compared to $8,329,000 ($0.42 per share after tax) in the third quarter of 2012. For the first nine months of 2013, favorable development totaled $7,628,000 ($0.38 per share after tax), compared to $25,991,000 ($1.31 per share after tax) in 2012. The decline in favorable development in the third quarter is primarily attributed to the reinsurance segment, which reported adverse development of $845,000 compared to favorable development of $7,065,000 in 2012. Both the property and casualty insurance segment and the reinsurance segment reported declines in favorable development for the first nine months of 2013.

It should be noted that the declines in favorable development reported by the reinsurance segment are primarily attributed to two factors. First, a large amount of favorable development was reported in the third quarter of 2012 due to a reduction in the amount of IBNR loss reserves carried for the unusually large number of catastrophe and storm events that occurred in 2011. Second, reported losses associated with prior accident years were approximately $2,500,000 greater in the third quarter of 2013 than the third quarter of 2012. The declines in favorable development are also partially attributed to an actuarial study completed in early 2012 that resulted in the selection of lower “expected loss ratios” (and therefore a lower amount of carried reserves) for most lines of the Home Office Reinsurance Assumed Department book of business for the 2012 contract year (prior contract years’ “expected loss ratios” were not adjusted). Lower “expected loss ratios” have been used to establish the carried loss reserves for the 2013 contract year and will continue to be used to establish carried reserves for subsequent contract years (pending actuarial review). This is expected to result in a recurring reduction in the amount of favorable development reported by the reinsurance segment.

Development amounts can vary significantly from quarter to quarter and year to year depending on a number of factors, including the number of claims settled and the settlement terms, and should therefore not be considered a reliable factor in assessing the adequacy of the Company’s carried reserves. The most recent actuarial analysis of the Company’s carried reserves indicates that carried reserves remain within the top quartile of the range of reasonable reserves, but at a slightly lower level within the quartile relative to previous evaluations.

Large losses (which the Company defines as losses greater than $500,000 for the EMC Insurance Companies’ pool, excluding catastrophe and storm losses) increased to $5,802,000 ($0.29 per share after tax) in the third quarter of 2013 from $4,665,000 ($0.24 per share after tax) in the third quarter of 2012. For the first nine months of 2013, large losses decreased to $15,286,000 ($0.76 per share after tax) from $17,103,000 ($0.86 per share after tax) in 2012.

Investment income decreased 3.9 percent and 3.7 percent to $10,545,000 and $32,028,000 for the third quarter and first nine months of 2013 from $10,969,000 and $33,274,000 for the same periods in 2012. These declines are primarily attributable to the prolonged low interest rate environment, but do reflect an increase in dividend income in the equity portfolio. It should be noted that the decline in investment income reported for the first nine months of 2013 reflects a $154,000 increase in the amount of funds received from settlements of securities litigation. Excluding this amount from the calculation, the decline in investment income would have been 4.2 percent.

Net realized investment gains totaled $655,000 ($0.05 per share) in the third quarter of 2013, compared to net realized investment losses of $115,000 (less than $0.01 per share) in 2012. For the first nine months of 2013, net realized investment gains totaled $2,502,000 ($0.19 per share), compared to $4,943,000 ($0.39 per share) in 2012.

At September 30, 2013, consolidated assets totaled $1.3 billion, including $1.2 billion in the investment portfolio, and stockholders’ equity totaled $408.0 million, an increase of 1.7 percent from December 31, 2012. Net book value of the Company’s stock remained relatively steady at $31.03 per share, compared to $31.08 per share at December 31, 2012. Book value excluding accumulated other comprehensive income increased to $28.83 per share from $27.38 per share at December 31, 2012.

Based on results for the first nine months of 2013 and management’s expectations for the remainder of the year, management has revised its 2013 operating income guidance from the previous range of $2.40 to $2.65 per share to a revised range of $2.60 to $2.85 per share. This guidance is based on a projected GAAP combined ratio of 98.4 percent and a projected mid-single-digit decline in investment income for the year.

The Company will hold an earnings teleconference call at noon Eastern time on November 7, 2013 to allow securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company’s results for the quarter ended September 30, 2013, as well as its expectations for the remainder of 2013. Dial-in information for the call is toll-free 1-877-407-9205 (International: 1-201-689-8054). The event will be archived and available for digital replay through February 7, 2014. The replay access information is toll-free 1-877-660-6853 (International: 1-201-612-7415); conference ID number 100523.

Members of the news media, investors and the general public are invited to access a live webcast of the conference call via the Company’s investor relations page at www.emcins.com/ir. The webcast will be archived and available for replay until February 7, 2014. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

About EMCI:
EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the Global Select Market tier of the NASDAQ OMX Stock Market under the symbol EMCI. Additional information regarding EMC Insurance Group Inc. may be found at www.emcins.com/ir. EMCI’s parent company is Employers Mutual Casualty Company (EMCC). EMCI and EMCC, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies.

Forward-Looking Statements:
The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management. These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements.

The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:

•catastrophic events and the occurrence of significant severe weather conditions;
•the adequacy of loss and settlement expense reserves;
•state and federal legislation and regulations;
•changes in the property and casualty insurance industry, interest rates or the performance of financial markets and the general economy;
•rating agency actions;
•“other-than-temporary” investment impairment losses; and
•other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K.

Management intends to identify forward-looking statements when using the words “believe,” “expect,” “anticipate,” “estimate,” “project,” or similar expressions. Undue reliance should not be placed on these forward-looking statements.

¹The Company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations. While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the GAAP financial measure of net income. Therefore, the Company has provided the following reconciliation of the non-GAAP financial measure of operating income to the GAAP financial measure of net income. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

The reconciliation of operating income to net income is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Operating income	$6,545,000	$8,436,000	$25,182,000	$20,026,000
Net realized investment gains (losses)	655,000	(115,000)	2,502,000	4,943,000
Net income	$7,200,000	$8,321,000	$27,684,000	$24,969,000

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Property and
	Casualty		Parent
Quarter Ended September 30, 2013	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$100,085,034	$32,277,727	$—	$132,362,761
Investment income, net	7,676,989	2,869,612	(1,826)	10,544,775
Other income	194,732	—	—	194,732
	107,956,755	35,147,339	(1,826)	143,102,268
Losses and expenses:
Losses and settlement expenses	65,638,170	22,596,518	—	88,234,688
Dividends to policyholders	4,219,696	—	—	4,219,696
Amortization of deferred policy acquisition costs	17,306,159	6,364,743	—	23,670,902
Other underwriting expenses	16,865,851	465,924	—	17,331,775
Interest expense	84,375	—	—	84,375
Other expenses	161,966	557,933	283,276	1,003,175
	104,276,217	29,985,118	283,276	134,544,611
Operating income (loss) before income taxes	3,680,538	5,162,221	(285,102)	8,557,657
Realized investment gains	719,522	287,687	—	1,007,209
Income (loss) before income taxes	4,400,060	5,449,908	(285,102)	9,564,866
Income tax expense (benefit):
Current	1,978,422	1,996,529	(99,785)	3,875,166
Deferred	(1,142,898)	(367,045)	—	(1,509,943)
	835,524	1,629,484	(99,785)	2,365,223
Net income (loss)	$3,564,536	$3,820,424	$(185,317)	$7,199,643
Average shares outstanding				13,131,323
Per Share Data:
Net income (loss) per share - basic and diluted	$0.27	$0.29	$(0.01)	$0.55
Decrease (increase) in provision for insured events of prior years (after tax)	$0.11	$(0.04)	$—	$0.07
Catastrophe and storm losses (after tax)	$(0.56)	$(0.19)	$—	$(0.75)
Dividends per share				$0.21
Other Information of Interest:
Net written premiums	$122,184,667	$34,860,664	$—	$157,045,331
Increase (decrease) in provision for insured events of prior years	$(2,153,365)	$844,609	$—	$(1,308,756)
Catastrophe and storm losses	$11,246,212	$3,819,438	$—	$15,065,650
GAAP Combined Ratio:
Loss and settlement expense ratio	65.6%	70.0%	—	66.7%
Acquisition expense ratio	38.3%	21.2%	—	34.1%
	103.9%	91.2%	—	100.8%

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Property and
	Casualty		Parent
Quarter Ended September 30, 2012	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$91,059,723	$30,485,064	$—	$121,544,787
Investment income, net	8,000,165	2,970,731	(1,983)	10,968,913
Other income	224,485	341	—	224,826
	99,284,373	33,456,136	(1,983)	132,738,526
Losses and expenses:
Losses and settlement expenses	56,160,516	23,164,125	—	79,324,641
Dividends to policyholders	2,982,748	—	—	2,982,748
Amortization of deferred policy acquisition costs	15,820,777	6,790,425	—	22,611,202
Other underwriting expenses	14,940,177	821,047	—	15,761,224
Interest expense	225,000	—	—	225,000
Other expenses	211,601	469,379	226,007	906,987
	90,340,819	31,244,976	226,007	121,811,802
Operating income (loss) before income taxes	8,943,554	2,211,160	(227,990)	10,926,724
Realized investment losses	(82,254)	(94,114)	—	(176,368)
Income (loss) before income taxes	8,861,300	2,117,046	(227,990)	10,750,356
Income tax expense (benefit):
Current	2,501,606	434,888	(83,778)	2,852,716
Deferred	(313,489)	(110,115)	—	(423,604)
	2,188,117	324,773	(83,778)	2,429,112
Net income (loss)	$6,673,183	$1,792,273	$(144,212)	$8,321,244
Average shares outstanding				12,889,628
Per Share Data:
Net income (loss) per share - basic and diluted	$0.51	$0.14	$—	$0.65
Decrease in provision for insured events of prior years (after tax)	$0.07	$0.35	$—	$0.42
Catastrophe and storm losses (after tax)	$(0.32)	$(0.23)	$—	$(0.55)
Dividends per share				$0.20
Other Information of Interest:
Net written premiums	$111,860,251	$38,123,030	$—	$149,983,281
Decrease in provision for insured events of prior years	$(1,263,327)	$(7,065,662)	$—	$(8,328,989)
Catastrophe and storm losses	$6,167,436	$4,656,274	$—	$10,823,710
GAAP Combined Ratio:
Loss and settlement expense ratio	61.7%	76.0%	—	65.3%
Acquisition expense ratio	37.0%	25.0%	—	34.0%
	98.7%	101.0%	—	99.3%

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Property and
	Casualty		Parent
Nine Months Ended September 30, 2013	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$290,606,939	$89,441,354	$—	$380,048,293
Investment income, net	23,422,804	8,612,316	(7,268)	32,027,852
Other income	592,654	—	—	592,654
	314,622,397	98,053,670	(7,268)	412,668,799
Losses and expenses:
Losses and settlement expenses	195,686,487	54,090,539	—	249,777,026
Dividends to policyholders	8,746,728	—	—	8,746,728
Amortization of deferred policy acquisition costs	50,946,769	18,555,985	—	69,502,754
Other underwriting expenses	46,979,906	1,428,442	—	48,408,348
Interest expense	300,000	—	—	300,000
Other expenses	553,165	217,646	990,982	1,761,793
	303,213,055	74,292,612	990,982	378,496,649
Operating income (loss) before income taxes	11,409,342	23,761,058	(998,250)	34,172,150
Realized investment gains	3,068,625	781,710	—	3,850,335
Income (loss) before income taxes	14,477,967	24,542,768	(998,250)	38,022,485
Income tax expense (benefit):
Current	4,293,897	8,028,870	(349,387)	11,973,380
Deferred	(1,360,221)	(275,070)	—	(1,635,291)
	2,933,676	7,753,800	(349,387)	10,338,089
Net income (loss)	$11,544,291	$16,788,968	$(648,863)	$27,684,396
Average shares outstanding				13,044,351
Per Share Data:
Net income (loss) per share - basic and diluted	$0.89	$1.29	$(0.06)	$2.12
Decrease in provision for insured events of prior years (after tax)	$0.20	$0.18	$—	$0.38
Catastrophe and storm losses (after tax)	$(1.72)	$(0.36)	$—	$(2.08)
Dividends per share				$0.63
Book value per share				$31.03
Effective tax rate				27.2%
Annualized net income as a percent of beg. SH equity				9.2%
Other Information of Interest:
Net written premiums	$322,224,829	$93,064,848	$—	$415,289,677
Decrease in provision for insured events of prior years	$(3,936,592)	$(3,691,542)	$—	$(7,628,134)
Catastrophe and storm losses	$34,600,511	$7,211,293	$—	$41,811,804
GAAP Combined Ratio:
Loss and settlement expense ratio	67.3%	60.5%	—	65.7%
Acquisition expense ratio	36.7%	22.3%	—	33.3%
	104.0%	82.8%	—	99.0%

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Property and
	Casualty		Parent
Nine Months Ended September 30, 2012	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$263,916,398	$77,658,605	$—	$341,575,003
Investment income, net	24,314,494	8,965,935	(6,039)	33,274,390
Other income	686,234	341	—	686,575
	288,917,126	86,624,881	(6,039)	375,535,968
Losses and expenses:
Losses and settlement expenses	178,799,153	54,165,728	—	232,964,881
Dividends to policyholders	6,894,504	—	—	6,894,504
Amortization of deferred policy acquisition costs	46,627,282	15,829,309	—	62,456,591
Other underwriting expenses	43,931,413	1,418,119	—	45,349,532
Interest expense	675,000	—	—	675,000
Other expenses	609,041	96,829	956,376	1,662,246
	277,536,393	71,509,985	956,376	350,002,754
Operating income (loss) before income taxes	11,380,733	15,114,896	(962,415)	25,533,214
Realized investment gains	7,069,647	533,978	—	7,603,625
Income (loss) before income taxes	18,450,380	15,648,874	(962,415)	33,136,839
Income tax expense (benefit):
Current	5,360,406	3,530,622	(340,826)	8,550,202
Deferred	(1,261,632)	879,761	—	(381,871)
	4,098,774	4,410,383	(340,826)	8,168,331
Net income (loss)	$14,351,606	$11,238,491	$(621,589)	$24,968,508
Average shares outstanding				12,884,327
Per Share Data:
Net income (loss) per share - basic and diluted	$1.11	$0.87	$(0.04)	$1.94
Decrease in provision for insured events of prior years (after tax)	$0.82	$0.49	$—	$1.31
Catastrophe and storm losses (after tax)	$(1.59)	$(0.70)	$—	$(2.29)
Dividends per share				$0.60
Book value per share				$30.46
Effective tax rate				24.7%
Annualized net income as a percent of beg. SH equity				9.5%
Other Information of Interest:
Net written premiums	$294,266,246	$82,006,480	$—	$376,272,726
Decrease in provision for insured events of prior years	$(16,227,480)	$(9,763,158)	$—	$(25,990,638)
Catastrophe and storm losses	$31,494,456	$13,879,487	$—	$45,373,943
GAAP Combined Ratio:
Loss and settlement expense ratio	67.7%	69.7%	—	68.2%
Acquisition expense ratio	37.0%	22.3%	—	33.6%
	104.7%	92.0%	—	101.8%

CONSOLIDATED BALANCE SHEETS
	September 30, 2013	December 31, 2012
	(Unaudited)	(As Audited)
ASSETS
Investments:
Fixed maturity securities available-for-sale, at fair value (amortized cost $960,804,064 and $920,843,939)	$990,480,349	$999,794,857
Equity securities available-for-sale, at fair value (cost $118,448,584 and $111,851,963)	165,485,789	140,293,825
Other long-term investments	1,255,793	863,257
Short-term investments	64,570,999	53,418,914
Total investments	1,221,792,930	1,194,370,853

Cash	600,852	330,392
Reinsurance receivables due from affiliate	30,597,732	34,277,728
Prepaid reinsurance premiums due from affiliate	9,535,847	5,195,892
Deferred policy acquisition costs (affiliated $39,871,899 and $34,425,593)	39,892,340	34,425,593
Amounts due from affiliate to settle inter-company transaction balances	9,477,746	—
Prepaid pension benefits due from affiliate	679,538	1,413,104
Accrued investment income	10,348,127	9,938,714
Accounts receivable	3,013,752	2,390,955
Income taxes recoverable	—	1,588,089
Deferred income taxes	5,446,398	—
Goodwill	941,586	941,586
Other assets (affiliated $5,301,600 and $5,760,369)	5,418,414	5,836,200
Total assets	$1,337,745,262	$1,290,709,106

LIABILITIES
Losses and settlement expenses (affiliated $595,690,009 and $577,476,988)	$604,647,885	$583,096,965
Unearned premiums (affiliated $236,805,957 and $196,215,465)	236,906,305	196,215,465
Other policyholders' funds (all affiliated)	8,344,571	6,055,111
Surplus notes payable to affiliate	25,000,000	25,000,000
Amounts due affiliate to settle inter-company transaction balances	—	19,127,010
Pension and postretirement benefits payable to affiliate	32,503,795	30,714,633
Income taxes payable	394,886	—
Deferred income taxes	—	6,352,690
Other liabilities (affiliated $20,271,470 and $22,794,304)	21,952,260	22,938,068
Total liabilities	929,749,702	889,499,942

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000 shares; issued and outstanding, 13,148,361 shares in 2013 and 12,909,457 shares in 2012	13,148,361	12,909,457
Additional paid-in capital	95,179,454	89,205,881
Accumulated other comprehensive income	28,876,757	47,752,375
Retained earnings	270,790,988	251,341,451
Total stockholders' equity	407,995,560	401,209,164
Total liabilities and stockholders' equity	$1,337,745,262	$1,290,709,106

INVESTMENTS
The Company had total cash and invested assets with a carrying value of $1.2 billion as of September 30, 2013 and December 31, 2012. The following table summarizes the Company's cash and invested assets as of the dates indicated:

	September 30, 2013
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities available-for-sale	$960,804	$990,480	81.1%	$990,480
Equity securities available-for-sale	118,449	165,486	13.5%	165,486
Cash	601	601	—%	601
Short-term investments	64,571	64,571	5.3%	64,571
Other long-term investments	1,256	1,256	0.1%	1,256
	$1,145,681	$1,222,394	100.0%	$1,222,394

	December 31, 2012
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities available-for-sale	$920,844	$999,795	83.7%	$999,795
Equity securities available-for-sale	111,852	140,294	11.7%	140,294
Cash	330	330	—%	330
Short-term investments	53,419	53,419	4.5%	53,419
Other long-term investments	863	863	0.1%	863
	$1,087,308	$1,194,701	100.0%	$1,194,701

NET WRITTEN PREMIUMS
	Three Months Ended		Nine Months Ended
	September 30, 2013		September 30, 2013
		Percent of		Percent of
	Percent of	Increase/(Decrease)	Percent of	Increase/(Decrease)
	Net Written	in Net Written	Net Written	in Net Written
	Premiums	Premiums	Premiums	Premiums
Property and Casualty Insurance
Commercial Lines:
Automobile	16.1%	15.4%	17.2%	13.5%
Liability	14.7%	13.5%	15.4%	12.6%
Property	18.3%	13.9%	17.6%	13.5%
Workers' compensation	19.2%	5.8%	16.8%	8.6%
Other	1.4%	2.4%	1.4%	0.1%
Total commercial lines	69.7%	11.5%	68.4%	11.7%

Personal Lines:
Automobile	4.2%	(7.0)%	4.9%	(5.8)%
Property	3.8%	(8.1)%	4.1%	(4.1)%
Liability	0.1%	11.5%	0.2%	11.7%
Total personal lines	8.1%	(7.3)%	9.2%	(4.8)%
Total property and casualty insurance	77.8%	9.2%	77.6%	9.5%

Reinsurance:
Pro rata (1) (2)	9.7%	(17.9)%	8.7%	25.8%
Excess of loss (1)	12.5%	0.3%	13.7%	6.9%
Total reinsurance	22.2%	(8.6)%	22.4%	13.5%
Total	100.0%	4.7%	100.0%	10.4%
(1) Includes $532,146 negative portfolio adjustment related to the January 1, 2013 decreased participation in the MRB pool.

(2) Reflects $3,065,279 negative portfolio adjustment related to the January 1, 2012 cancellation of a large pro rata account.